Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.2

James r. Tobin joins corindus board of directors

Waltham, MA. — MARCH 13, 2018 — Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today announced that James (Jim) Tobin has been appointed to its Board of Directors, effective immediately.

President and Chief Executive Officer Mark Toland stated, “I am pleased to welcome Jim to our board of directors. Jim has had a transformative effect on the healthcare industry. His experience leading key medical companies to tremendous growth and diversification will be incredibly valuable as we continue to accelerate our business.”

Mr. Tobin has served in multiple executive positions over his extensive career, building and executing operational growth strategies for large businesses across the healthcare sector. Mr. Tobin served as Chief Executive Officer for Boston Scientific from March 1999 to July 2009 during which time the company’s revenues grew significantly from more than $2 billion to over $8 billion. Prior to joining Boston Scientific, Mr. Tobin served as President and CEO of Biogen Inc., where he was instrumental in making it one of the world’s most successful biotechnology companies. Before joining Biogen, Mr. Tobin was President and Chief Operating Officer of Baxter International and responsible for all operations of the $9 billion company. Mr. Tobin currently serves on a number of Boards, including TransMedics, Inc., Oxford Immunotec Global PLC, and Globus Medical, Inc. Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School.

Mr. Tobin said, “I am thrilled to join Corindus, a proven innovator in interventional treatment. I look forward to working with the Corindus team on their mission of advancing vascular robotic technology to further improve patient care.”

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The company’s CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and percutaneous vascular procedures. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit “One Stent Program.”  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus’ website at http://www.corindus.com.

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Media Contacts:

Corindus Vascular Robotics, Inc.

Kate Stanton

(508) 653-3335 ext. 200

kate.stanton@corindus.com

Investor Contact:

Lynn Pieper Lewis

415-937-5402

ir@corindus.com